UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2018

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2018, the Compensation Committee (the "Committee") of the Board of Directors of LSI Industries Inc. (the "Company") adopted the FY19 Long Term Incentive Plan for Named Executive Officers (the "FY19 LTIP").  The FY19 LTIP provides for the issuance of share-based awards to named executive officers of the Company pursuant to the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan, as of November 17, 2016 (the "2012 Stock Incentive Plan"). Pursuant to the FY19 LTIP on and effective as of the close of business on August 16, 2018 the Committee approved the award of service-based stock options and performance stock units ("PSUs") to the Company's named executive officers as follows:

Named Executive Officer	Service-Based Stock Options	Performance Stock Units
James E. Galeese	63,800	27,350
Jeff A. Croskey	56,700	24,300
Andrew J. Foerster	34,000	14,600

The service-based stock option awards vest ratably over a three year time period and have a ten year exercise term. The vesting of PSU awards is subject to the achievement of return on net assets ("RONA") and EBITDA objectives over a three-year performance cycle.  As part of the transition from the FY18 LTIP one-year performance cycle to the FY19 LTIP three-year performance cycle, the Committee has approved a FY19 LTIP feature that provides that one-third of the FY19 PSU awards may vest and be paid on the first anniversary grant date if specified one-year RONA and EBITDA objectives are achieved.  If such one-year metrics are not achieved, the entire amount of the FY19 PSU awards may be earned over the three-year performance cycle. The summary description of the FY19 LTIP set forth above is qualified in its entirety by reference to the FY19 LTIP filed as an exhibit herewith and incorporated herein by reference.
The Committee also approved and adopted on August 15, 2018 the FY2019 Short Term Incentive Plan for Named Executive Officers (the "2019 STIP"). The 2019 STIP provides for the payment of cash bonuses to the Company's named executive officers if fiscal year 2019 net sales and operating income objectives are met.  A graduated scale of bonus potential stated as a percentage of base salary is identified at indicated levels of achievement of such objectives. The summary description of the 2019 STIP set forth above is qualified in its entirety by reference to the FY19 STIP filed as an exhibit herewith and incorporated herein by reference.

The Committee also determined and approved FY18 STIP cash incentive awards and approved annual base salaries (to be effective on September 1, 2019) for the Company's named executive officers as follows:

Named Executive Officer	FY18 STIP Award	FY19 Base Salary
James E. Galeese	$50,432	$345,000
Jeff A. Croskey	$45,493	$335,000
Andrew J. Foerster	$46,590	$295,622

The cash incentive awards set forth in the table above are being paid pursuant to the Company's FY2018 Short Term Incentive Plan for Named Executive Officers (the "FY18 STIP"). The FY18 STIP provides for cash bonus awards to the Company's named executive officers based on the achievement of net sales and operating income objectives.  A graduated scale of bonus potential stated as a percentage of base salary is identified at indicated levels of achievement of such objectives.

On August 15, 2018 the Committee also approved a $50,000 cash bonus payment effective September 1, 2018 to Crawford Lipsey, the Company's President and Chief Operating Officer.

Item 8.01 Other Events

On August 16, 2018 LSI Industries Inc. issued a press release announcing organization structure / leadership changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No	Description

10.1	Fiscal Year 2019 LSI Industries Inc. Short Term Incentive Plan (STIP) for Named Executive Officers
10.2	Fiscal Year 2019 LSI Industries Inc. Long Term Incentive Plan (LTIP) for Named Executive Officers
99.1	Press Release dated August 16, 2018 reporting LSI Industries Inc. organization structure/leadership changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel
August 21, 2018